                                  AMENDMENT NO. 2 TO
                   SILICONIX KEY PROFESSIONAL PERFORMANCE UNIT PLAN


    The Siliconix Key Professional Performance Unit Plan is hereby amended as follows, effective as of September 15, 1997:

    1. A new Article III is hereby added to the Siliconix Key Professional Performance Unit Plan, to read in full as follows:

    "III.     CHANGE IN CONTROL

              A.   DEFINITION

                   "Change in Control" is any corporate transaction that results in Daimler-Benz AG owning, directly or indirectly, less than 50% of the voting common stock of Siliconix incorporated.

              B.   CHANGE IN CONTROL IN 1997

                   If a change in control is consummated in 1997, bonuses under the Plan for the 1995-1997 period will be paid in full as soon as practicable after the consummation of the change in control. Bonuses will be computed on the assumption that the latest Siliconix Forecast for 1997 represents the actual results for 1997. In no event, however, will an employee receive a larger bonus in the event of a change of control than he or she would have received had there been no change in control and bonuses had been paid as usual in February 1998.

              C.   CHANGE IN CONTROL IN 1998

                   If a change in control is consummated in 1998, participants will be paid a pro rata share of specified percentages of their bonuses to be received under the Plan, for the period from January 1, 1998 to the date of consummation of the change in control. The following percentages of the bonuses for the respective three-year periods will be paid:

                   -    100% of the bonus for the 1996-1998 period
                   -    66-2/3% of the bonus for the 1997-1999 period
                   -    33-1/3% of the bonus for the 1998-2000 period

                   The pro rata portion of the participants' bonuses will be paid as soon as practicable after the consummation of the change in control. Bonuses will be computed on the assumption that the latest Siliconix Forecast for 1998 represents the actual results for 1998, and that Siliconix achieved 100% of its corporate goals for 1999 and 2000. The remaining share of the


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                   participants' bonuses (from the date of consummation of the change in control to December 31, 1998) will be paid in the same manner and at the same time as if there had been no change in control. Bonuses will be computed in the usual way, and the portions of the amounts previously paid after consummation of the change in control that were allocable to the 1996-1998, 1997-1999 and 1998-2000 periods, respectively, will be deducted from the payments to be made in February 1999, February 2000 and February 2001.


              D.   AMENDMENT OR TERMINATION OF PLAN IN 1998

                   Notwithstanding any other provision hereof, if a change in control is consummated in 1998, this Siliconix Key Professional Performance Unit Plan may not, prior to January 1, 1999, be (i) terminated or (ii) amended in such a way that any participant's bonus hereunder is adversely affected in any manner whatsoever by such amendment."

    2. The foregoing Article III supersedes and is controlling over all other provisions of the Siliconix Key Professional Performance Unit Plan. To the extent that any other provision of the Siliconix Key Professional Performance Unit Plan may be inconsistent with any provision of the foregoing Article III, the said provision of Article III will prevail and will be controlling over said inconsistent other provision.


Dated:   September 15, 1997                 SILICONIX INCORPORATED


                                            By /s/ Richard J. Kulle
                                               -----------------------
                                                   Richard J. Kulle
                                                   President & CEO


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